Exhibit 99.1

RH ANNOUNCES THE APPOINTMENTS OF ERI CHAYA, KAREN BOONE, AND DEMONTY PRICE TO THE POSITIONS OF CO-PRESIDENT

New Structure Creates an Office of the President, Reporting to Chairman and

Chief Executive Officer Gary Friedman

Corte Madera, CA – May 10, 2016 – RH (Restoration Hardware Holdings, Inc. - NYSE:RH) today announced the appointments of Eri Chaya, Karen Boone and DeMonty Price to the positions of Co-President of RH, forming an Office of the President reporting to the Company’s Chairman and Chief Executive Officer, Gary Friedman, effective immediately.

Gary Friedman, RH Chairman and Chief Executive Officer commented, “I am proud to announce the promotions of Eri Chaya, Karen Boone and DeMonty Price to Co-Presidents of RH, forming what I believe is an elite team that can lead the Company in a collaborative and integrated fashion during our next phase of growth. These leaders have demonstrated their ability to build and lead cross functional teams that have achieved industry leading results. This new structure is designed to organize the key functions of our business under their leadership, which I believe will strengthen the Company’s culture, increase collaboration and innovation, and improve execution.”

Mr. Friedman continued, “We believe traditional organizational structures that are not engineered for constant innovation will fall behind those that understand the power of collaboration and the integration of people, products, processes, ideas and inspiration where the whole becomes more valuable than the parts. We believe that flat, fast, highly collaborative teams, like the one we have announced, will prove to be the winners in this quickly evolving and dynamic multi-channel consumer retail marketplace.”

“Over 10 years ago we were one of the first retailers to fully integrate our organization and infrastructure to support a multi-channel retail experience. We have been thought leaders as it relates to the use of printed Source Books and the dramatic transformation of our physical retail Galleries in a digital world. I believe we will also look back on this new structure as an innovative approach to leading broad complex multi-channel organizations in a rapidly changing business landscape,” added Mr. Friedman.

Eri Chaya has been promoted to the position of Co-President, Chief Creative and Merchandising Officer, and will lead all creative and merchandising functions for the Company, including product development, merchandising, sourcing, inventory planning, plus the creative development and presentation of the Company’s Galleries, Source Books, websites, and marketing strategies. Prior to this newly created role, she served as RH’s Chief Creative Officer since April 2008, and Vice President of Creative from July 2006 to April 2008. Ms. Chaya has been with RH for 10 years and has also been a member of the RH Board of Directors since 2012. Prior to RH, Ms. Chaya was a creative director at Goodby, Silverstein and Partners, an international advertising agency, and a creative director at Banana Republic.

Karen Boone has been promoted to the position of Co-President, Chief Financial and Administrative Officer, and will lead all financial and administrative functions for the Company, including strategic and financial planning, quality, accounting, treasury, tax, internal audit, human resources, investor relations, legal and facilities. Ms. Boone joined RH as Chief Financial Officer in June 2012 and in May 2014 was promoted to Chief Financial and Administrative Officer. Prior to RH, Ms. Boone worked for Deloitte & Touche LLP, an accounting and consulting firm, where she most recently served as an audit partner. During her 15 years at Deloitte, Ms. Boone specialized in service to retail and consumer products companies, including Gap Inc., Williams-Sonoma, Inc., One Kings Lane, The Gymboree Corporation, and Ross Stores, Inc., among others.

DeMonty Price has been promoted to the position of Co-President, Chief Operating, Service and Values Officer, and will lead all service and operational functions for the Company, including all retail Galleries, care centers, distribution centers, home delivery and supply chain functions, as well as the Company’s interior design, contract, and outlet businesses. Mr. Price has been with RH for 14 years, and prior to this role served as the Company’s Chief Service and Values Officer since September 2015, and Senior Vice President of Retail Galleries and Operations, and the Company’s Chief Values Officer from June 2006 to September 2015. Prior to RH, Mr. Price was with Williams-Sonoma Inc. for four years in various field leadership roles, as well as with Gap Inc. and Nike Inc.

Mr. Friedman concluded, “This team embodies the RH Values and Beliefs. They are fearless and selfless leaders who will fight for our culture, our customers, and our cause. I am proud and honored to be working alongside them as we strive to create one of the most innovative and admired brands in the world.”

Other executives reporting to Mr. Friedman in this new structure include John Zavada, Chief Technology Officer, Dave Stanchak, Chief Real Estate and Transformation Officer, Jason Camp Chief Development Officer, and Peter Sallick, Chief Executive Officer of Waterworks, following the closing of the Waterworks transaction.

About RH

RH (Restoration Hardware Holdings, Inc. - NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail Galleries, Source Books, and online at RH.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to the new organizational structure of the Company, the allocation of responsibilities within the organization to individual managers, the lines of reporting within the management team, the anticipated benefits of the current changes to the organization structure, the expected advantages of flatter organizational structures including with respect to the ability of those organizations to innovate more rapidly and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel; successful implementation of our growth strategy; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; factors affecting our outstanding convertible notes including our need to repay the convertible notes in cash in certain circumstances; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to the integration of businesses we may acquire, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the Securities and Exchange Commission on March 30, 2016, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

SVP, Investor Relations and Strategy

(415) 945-4998

cmclaughlin@rh.com

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